Exhibit 3.13

ARTICLES OF ORGANIZATION

LIMITED LIABILITY COMPANY

The Articles of Organization presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act.

1. The name of the Limited Liability Company is:	Technical and Business Institute of America, LLC

(NOTE: Pursuant to the provision of T.C.A. 48-249-106, each Limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)

2.	Name Consent: (Written Consent for Use of Indistinguishable Name)

☐	This entity name already exists in Tennessee and has received name consent from the existing entity.

3.	This company has the additional designation of:

4.	The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:

Name:	C T Corporation System
Address:	800 S. Gay Street, Suite 2021
City:	Knoxville	State:	TN	Zip Code:	37929	County:	Knox

5.	Fiscal Year Close Month:

6.	If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is: (not to exceed 90 days)

Effective Date:	12/26/2012	Effective Time:	4:00 P.M. Eastern Time

7.	The Limited Liability Company will be:

☑	Member Managed	☐	Manager Managed	☐	Director Managed

8. Number of Members at the date of filing:	one (1)

9.	Period of Duration: ☑ Perpetual ☐ Other

10.	The complete address of the Limited Liability Company’s principal executive office is:

Address:	10 Burton Hills Boulevard
City:	Nashville	State:	TN	Zip Code:	37215	County:	Davidson

ARTICLES OF ORGANIZATION

LIMITED LIABILITY COMPANY

The name of the Limited Liability Company is:	Technical and Business Institute of America, LLC

11.	The complete mailing address of the entity (if different from the principal office) is:

Address:
City:	State:	Zip Code:	County:

12.	Non-Profit LLC (required only if the Additional Designation of “Non-Profit LLC” is entered in section 3.)

☐	I certify that this entity is a Non-Profit LLC whose sole member is a nonprofit corporation, foreign or domestic, incorporated under or subject to the provisions of the Tennessee Nonprofit Corporation Act and who is exempt from franchise and excise tax as not-for-profit as defined in T.C.A. 67-4-2004. The business is disregarded as an entity for federal income tax purposes.

13.	Professional LLC (required only if the Additional Designation of “Professional LLC” is entered in section 3.)

☐	I certify that this PLLC has one or more qualified persons as members and no disqualified persons as members or holders.

Licensed Profession:

14.	Series LLC (required only if the Additional Designation of “Series LLC” is entered in section 3.)

☐	I certify that this entity meets the requirements of T.C.A. 48-249-309(a) & (b)

15.	Obligated Member Entity (list of obligated members and signatures must be attached)

☐	This entity will be registered as an Obligated Member Entity (OME)

Effective Date:

☐	I understand that by statute: THE EXECUTION AND FILING OF THIS DOCUMENT WILL CAUSE THE MEMBER(S) TO BE PERSONALLY LIABLE FOR THE DEBTS, OBLIGATIONS AND LIABILITIES OF THE LIMITED LIABILITY COMPANY TO THE SAME EXTENT AS A GENERAL PARTNER OF A GENERAL PARTNERSHIP. CONSULT AN ATTORNEY.

16.	This entity is prohibited from doing business in Tennessee:

☐	This entity, while being formed under Tennessee law, is prohibited from engaging in business in Tennessee.

17.	Other provisions:

December 26, 2012	/s/ Damon T. Hininger
Signature Date	Signature

CEO/President	Damon T. Hininger
Signer’s Capacity (if other than individual capacity)	Name (printed or typed)